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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                   -----------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                    CHICAGO MERCANTILE EXCHANGE HOLDINGS INC.
-------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)



              Delaware                                     36-4459170
----------------------------------------           ----------------------------
(State of Incorporation or Organization)                 (I.R.S. Employer
                                                         Identification no.)

30 South Wacker Drive, Chicago, Illinois                     60606
----------------------------------------           ----------------------------
(Address of Principal Executive Offices)                     (Zip Code)



If this form relates to the             If this form relates to the
registration of a class of securities   registration of a class of securities
pursuant to Section 12(b) of the        pursuant to Section 12(g) of the
Exchange Act and is effective           Exchange Act and is effective
pursuant to General Instruction         pursuant to General Instruction
A.(c), please check the following       A.(d), please check the following
box. |X|                                box. |_|

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

Securities Act registration statement file number to which this form relates:            333-90106
                                                                                       --------------
                                                                                       (If applicable)
Securities to be registered pursuant to Section 12(b) of the Act:
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

   Title of Each Class                             Name of Each Exchange on Which
   to be so Registered                             Each Class is to be Registered
   -------------------                          -------------------------------------
Class A common stock, par value $.01 per share    New York Stock Exchange

Series A Junior Participating Preferred Stock
Purchase Rights (rights are attached to the Class A common stock)
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Securities to be registered pursuant to Section 12(g) of the Act:

None.

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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         For a description of the securities to be registered hereunder, reference is made to the information set forth under the heading "Description of Capital Stock" in the Registrant's Prospectus, which constitutes part of the Registrant's Registration Statement on Form S-1, as amended (File No.
333-90106), filed under the Securities Act of 1933, as amended, which information is hereby incorporated herein by reference.

ITEM 2. EXHIBITS. The following documents are filed as exhibits to this registration statement.

          1.   Amended and Restated Certificate of Incorporation of Chicago
               Mercantile Exchange Holdings Inc. (incorporated by reference to
               Exhibit 3.1 to Chicago Mercantile Exchange Holdings Inc.'s
               Current Report on Form 8-K, filed with the SEC on December 4,
               2001, File No. 0-33379).

          2. Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Chicago Mercantile Exchange Holdings Inc.
               (incorporated by reference to Exhibit 3.2 to Chicago Mercantile
               Exchange Holdings Inc.'s Current Report on Form 8-K, filed with the SEC on May 16, 2002, File No. 0-33379).

          3.   Second Amended and Restated Bylaws of Chicago Mercantile Exchange
               Holdings Inc. (incorporated by reference to Exhibit 3.3 to
               Chicago Mercantile Exchange Holdings Inc.'s Current Report on
               Form 8-K, filed with the SEC on May 16, 2002, File No. 0-33379).

          4.   Rights Agreement, dated as of November 30, 2001, between Chicago
               Mercantile Exchange Holdings Inc. and Mellon Investor Services,
               LLC (incorporated by reference to Exhibit 4.1 to Chicago
               Mercantile Exchange Holdings Inc.'s Form 8-A, filed with the SEC on December 4, 2001).

          5.   First Amendment to Rights Agreement, dated as of November 13,
               2002, between Chicago Mercantile Exchange Holdings Inc., Mellon
               Investor Services, LLC and Computershare Investor Services, LLC.

                                       2

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                                    SIGNATURE

                  Pursuant to the requirements of Section 12 of the Securities
Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: November 29, 2002       CHICAGO MERCANTILE EXCHANGE
                               HOLDINGS INC.


                               By: /s/ C.S. Donohue
                                  -----------------------------------------
                               Name:    Craig S. Donohue
                               Title:   Executive Vice President and
                                        Chief Administrative Officer